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Two Plaza East
330 East Kilbourn Avenue, Suite 750
Milwaukee, WI 53202

October 29, 2020

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01(a) of Form 8-K for the event that occurred on October 23, 2020, to be filed by our client, National Presto Industries, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

BDO USA, LLP

BDO USA, LLP